UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2012

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                        Entry into a Material Definitive Agreement.

On February 23, 2012, Cobalt International Energy, Inc. (the “Company”), in connection with a registered underwritten public offering of shares of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with certain stockholders of the Company (the “Selling Stockholders”) named therein and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters (the “Underwriters”) named therein, pursuant to which the Company agreed to sell to the Underwriters 15,700,000 shares of its common stock and the Selling Stockholders agreed to sell to the Underwriters 36,300,000 shares of the Company’s common stock, each at a public offering price of $28.00 per share. In addition, pursuant to the Underwriting Agreement, the Underwriters have been granted an option, exercisable within 30 days, to purchase up to an additional 7,800,000 shares of common stock on the same terms and conditions to cover over-allotments, if any. The Company will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Selling Stockholders. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

As of December 31, 2011, certain affiliates of Goldman, Sachs & Co. owned, directly or indirectly, 74,869,072 shares of the Company’s common stock, representing approximately 19.1% of the shares of the Company’s common stock then issued and outstanding. Certain affiliates of Goldman, Sachs & Co. will sell 10,347,593 shares of the Company’s common stock in the Offering. After giving effect to the Offering (based on share ownership as of December 31, 2011 and assuming no exercise of the underwriters’ over-allotment option), certain affiliates of Goldman, Sachs & Co. will own, directly or indirectly, 64,521,479 shares of the Company’s common stock, representing approximately 15.82% of the shares of the Company’s common stock issued and outstanding. These shares do not include shares acquired by Goldman, Sachs & Co. in market-making transactions.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, its affiliates and the Selling Stockholders, for which they received or will receive customary fees and expenses. Additionally, Scott  L. Lebovitz and Kenneth A. Pontarelli, two of the Company’s twelve directors, are managing directors of Goldman, Sachs & Co.  In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and/or its instruments. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 8.01.                                                     Other Events.

On February 23, 2012, the Company announced that it had priced the Offering. The Company has agreed to sell 15,700,000 shares of its common stock and the Selling Stockholders have agreed to sell 36,300,000 shares of the Company’s common stock, each at a public offering price of $28.00 per share. The Offering is expected to close on February 29, 2012, subject to customary closing conditions. A press release announcing the pricing of the Offering is contained in Exhibit 99.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

In connection with the Offering, the Company is filing the opinion of Davis Polk & Wardwell LLP as part of this Current Report on Form 8-K. The opinion of Davis Polk & Wardwell LLP (including the consent of Davis Polk & Wardwell LLP) is contained in Exhibit 5.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

Item 9.01.                                                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 23, 2012
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press Release dated February 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012

Cobalt International Energy, Inc.

	By:	/s/ Jeffrey A. Starzec
	Name:	Jeffrey A. Starzec
	Title:	Senior Vice President
and General Counsel

EXHIBIT LISTING

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 23, 2012
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press Release dated February 23, 2012